Exhibit 99.1

Delek US Holdings Announces Preliminary Fourth Quarter 2011 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--January 26, 2012--Delek US Holdings, Inc. (NYSE: DK) today announced preliminary results for the fourth quarter 2011.

Delek US currently expects to report a net loss from continuing operations in the range of ($0.10) to ($0.20) per basic share for the fourth quarter 2011. The Company’s fourth quarter results were adversely impacted by higher crude oil costs, in addition to a sharp seasonal decline in regional asphalt prices, when compared to the third quarter 2011.

The pricing for a majority of crude oil purchased at the El Dorado refinery - in addition to a nominal portion of the crude purchased at the Tyler refinery - takes into account the differential between the price per barrel of West Texas Intermediate (WTI) and the price per barrel of Louisiana Light Sweet (LLS) crude oil. This differential is established during the month prior to the month in which the crude oil is processed at the Company’s refineries. Consequently, as the WTI-LLS differential narrowed during November and December, the Company purchased higher cost crudes than what the spot WTI-LLS differential would have indicated in those months.

In addition, asphalt prices in the Company’s core regional markets declined markedly between the third and fourth quarters of 2011, further impacting profitability in the period.

Delek US operated both the El Dorado and Tyler refineries at approximately 95 percent of nameplate capacity during the fourth quarter 2011.

Despite the anticipated net loss in the fourth quarter, Delek US expects to report net income from continuing operations in the range of $2.67 to $2.77 per diluted share for the full-year 2011.

The Company intends to release fourth quarter and full-year 2011 results after the market closes on Wednesday, March 7, 2012, followed by a conference call on Thursday, March 8, 2012.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 384 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

CONTACT:
Delek US Holdings, Inc.
Noel Ryan III, 615-435-1356 (Direct)
Head of Investor Relations & Communications